SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Affinity Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 12, 2024

Dear Fellow Stockholder:

We cordially invite you to attend the 2024 Annual Meeting of Stockholders of Affinity Bancshares, Inc. The Annual Meeting will be held exclusively via live webcast on May 22, 2024, at 10:00 a.m., Eastern time. Please note that we are holding the annual meeting online. Stockholders will not be able to attend the annual meeting in person.

To participate in the meeting, visit https://www.cstproxy.com/affinitybancshares/2024, and enter the 12 digit control number included on your proxy card. You may register for the meeting as early as 10:00 a.m., Eastern time, on May 17, 2024. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the meeting, as described in the Proxy Statement.

If you do not wish to participate in the meeting, but you merely wish to listen to the proceedings, we have set up telephone access for those purposes. In that case, please call, toll-free (within the United States and Canada), 1-800-450-7155. The passcode for listening by telephone is 7413801#.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the annual meeting, we will also report on the operations of Affinity Bancshares, Inc. Also enclosed for your review is our Annual Report for the year ended December 31, 2023, which contains information concerning our activities and operating performance. Our directors and officers, as well as a representative of our independent registered public accounting firm, will be available to respond to any questions that stockholders may have.

The business to be conducted at the annual meeting consists of the election of directors, the ratification of the appointment of Wipfli LLP as the independent registered public accounting firm for the year ending December 31, 2024, and the consideration of an advisory, non-binding resolution with respect to the executive compensation described in the Proxy Statement. The Board of Directors has determined that the matters to be considered at the annual meeting are in the best interest of Affinity Bancshares, Inc. and its stockholders, and the Board of Directors unanimously recommends a vote “FOR” the election of directors, and “FOR” the ratification of the appointment of our independent registered public accounting firm, “FOR” the advisory, non-binding proposal on executive compensation.

On behalf of the Board of Directors, we urge you to sign, date, and return the enclosed proxy card as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting during the meeting, but will assure that your vote is counted if you are unable to vote during the meeting. Your vote is important, regardless of the number of shares that you own.

Our Proxy Statement and the 2023 Annual Report are available at: https://www.cstproxy.com/affinitybancshares/2024.

Sincerely,

Edward J. Cooney

Chief Executive Officer

Affinity Bancshares, Inc.

3175 Highway 278

Covington, Georgia 30014

(770) 786-7088

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 22, 2024

Notice is hereby given that the 2024 Annual Meeting of Stockholders of Affinity Bancshares, Inc. will be held via live webcast on May 22, 2024, at 10:00 a.m., Eastern time. To participate in the meeting, visit https://www.cstproxy.com/affinitybancshares/2024, and enter the 12 digit control number included on your proxy card. You may register for the meeting as early as 10:00 a.m., Eastern time, on May 17, 2024. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the meeting, as described in the Proxy Statement.

A Proxy Card and Proxy Statement for the annual meeting are enclosed. The annual meeting is for the purpose of considering and acting upon:

1.
the election of three directors;
2.
the ratification of the appointment of Wipfli LLP as the independent registered public accounting firm for the year ending December 31, 2024;
3.
an advisory, non-binding resolution with respect to the executive compensation described in the Proxy Statement; and

such other matters as may properly come before the annual meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the annual meeting.

Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on the date or dates to which the annual meeting may be adjourned. Stockholders of record at the close of business on April 1, 2024 are the stockholders entitled to vote at the annual meeting, and any adjournments thereof.

EACH STOCKHOLDER IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. A PROXY MAY BE REVOKED BY FILING WITH THE CORPORATE SECRETARY OF AFFINITY BANCSHARES, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY CARD BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ONLINE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE ONLINE AT THE ANNUAL MEETING. VIRTUAL ATTENDANCE AT THE ANNUAL MEETING WILL NOT IN ITSELF CONSTITUTE REVOCATION OF YOUR PROXY.

By Order of the Board of Directors
Brandi C. Pajot Corporate Secretary

Covington, Georgia

April 12, 2024

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS: THE PROXY STATEMENT, INCLUDING THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS, AND AFFINITY BANCSHARES, INC.’S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2023 ARE EACH AVAILABLE ON THE INTERNET AT www.cstproxy.com/affinitybancshares/2024.

PROXY STATEMENT

Affinity Bancshares, Inc.

3175 Highway 278

Covington, Georgia 30014

(770) 786-7088

ANNUAL MEETING OF STOCKHOLDERS

May 22, 2024

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Affinity Bancshares, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders, which will be held via live webcast at https://www.cstproxy.com/affinitybancshares/2024 on May 22, 2024, at 10:00 a.m., Eastern time, and all adjournments of the annual meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 12, 2024.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Affinity Bancshares, Inc. will be voted in accordance with the directions given thereon. Please sign and return your proxy card in the postage paid envelope provided. Where no instructions are indicated on the proxy card, signed proxies will be voted “FOR” the election of the nominees for director named herein, “FOR” the ratification of the appointment of Wipfli LLP as our independent registered public accounting firm for the year ending December 31, 2023, and “FOR” the advisory, non-binding proposal on our executive compensation.

Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of Affinity Bancshares, Inc. at the address shown above, by filing a duly executed proxy bearing a later date, by following the internet or telephone instructions on the enclosed proxy card, or by voting online at the annual meeting. The presence online at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder votes online during the annual meeting or submits a written revocation to our Corporate Secretary prior to the voting of such proxy.

If you have any questions about giving your proxy or require assistance, please call Brandi C. Pajot, Corporate Secretary, at (770) 786-7088.

ATTENDING THE MEETING

If you were a stockholder as of the close of business on April 1, 2024, you may attend the meeting. As a registered stockholder, you received a proxy card with this proxy statement. The proxy card contains instructions on how to attend the virtual annual meeting, including the website along with your control number. You will need your control number for access. If you do not have your control number, contact our transfer agent, Continental Stock Transfer at (917) 262-2373 or proxy@continentalstock.com.

If your shares of Company common stock are held by a bank, broker or other nominee, you will need to contact your bank, broker, or other nominee and obtain a legal proxy. Once you have received your legal proxy, contact Continental Stock Transfer to have a control number generated. The contact information for Continental Stock Transfer is (917) 262-2373, or proxy@continentalstock.com.

SOLICITATION OF PROXIES; EXPENSES

We will pay the cost of this proxy solicitation. Our directors, executive officers, and other employees may solicit proxies by mail, personally, by telephone, by press release, by facsimile transmission, or by other electronic means. No additional compensation will be paid to our directors, executive officers or employees for such services.

We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock. We have retained Laurel Hill Advisory Group, LLC to assist us in soliciting proxies, and we have agreed to pay Laurel Hill Advisory Group, LLC a fee of $6,500 plus out-of-pocket expenses and charges for telephone calls made and received in connection with the solicitation.

VOTING SECURITIES AND PRINCIPAL HOLDERS

Except as otherwise noted below, holders of record of Affinity Bancshares, Inc.’s shares of common stock, par value $0.01 per share, as of the close of business on April 1, 2024 are entitled to one vote for each share then held. As of April 1, 2024, there were 6,416,628 shares of common stock issued and outstanding.

Affinity Bancshares, Inc.’s Articles of Incorporation provide that, subject to certain exceptions, record owners of the Company’s common stock that is beneficially owned by a person who beneficially owns in excess of 10% of the Company’s outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

Principal Holders

Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership. The following table sets forth, as of April 1, 2024, the shares of common stock beneficially owned by our directors and executive officers, individually and as a group, and by each person who was known to us as the beneficial owner of more than 5% of the outstanding shares of common stock. The mailing address for each of our directors and executive officers is 3175 Highway 278, Covington, Georgia 30014.

Persons Owning Greater than 5%	Shares of Common Stock Beneficially Owned as of the Record Date (1)		Percent of Shares of Common Stock Outstanding (2)
Kenneth R. Lehman	817,322	(3)	12.74%
122 N. Gordon Road
Ft. Lauderdale, Florida 33301

Affinity Bank Employee Stock Ownership Plan	551,483		8.59%
3175 Highway 278
Covington, Georgia 30014

AllianceBernstein L.P.	479,936	(4)	7.48%
501 Commerce Street
Nashville, Tennessee 37203

Directors
Edward J. Cooney	156,251	(5)	2.44%
William D. Fortson, Jr.	83,798	(6)	1.31%
Marshall L. Ginn	36,300	(7)	*
Bob W. Richardson	48,762	(8)	*
Howard G. Roberts	50,405	(9)	*
Mark J. Ross	31,408	(6)	*
Robin S. Reich	26,618	(10)	*
Edward P. Stone	73,779	(6)	1.15%

Executive Officers who are not Directors
Clark N. Nelson	48,483	(11)	*
Elizabeth M. Galazka	73,121	(12)	1.14%
Robert A. Vickers	23,744	(13)	*
Brandi C. Pajot	37,715	(14)	*
All directors and executive officers as a group (12 persons)	690,384		10.76%

* Less than 1%.

(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Affinity Bancshares, Inc. common stock if he has or shares voting or investment power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days from April 1, 2024. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct and the named individuals and group exercise sole voting and investment power over the shares of Affinity Bancshares, Inc. common stock.
(2)
Based on a total of 6,416,628 shares of common stock outstanding as of April 1, 2024.
(3)
As disclosed in Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2024.
(4)
As disclosed in Schedule 13G/A filed with Securities and Exchange Commission on February 14, 2024
(5)
Includes 3,654 shares held in the employee stock ownership plan, 33,736 shares of unvested restricted stock and 39,484 exercisable stock options.
(6)
Includes 5,542 shares of unvested restricted stock and 15,498 exercisable stock options.
(7)
Includes 7,708 shares held by a corporation, 5,542 shares of unvested restricted stock and 15,498 exercisable stock options.
(8)
Includes 6,844 shares held in an individual retirement account, 5,542 shares of unvested restricted stock and 15,498 exercisable stock options.
(9)
Includes 2,906 shares held as custodian, 5,542 shares of unvested restricted stock and 15,498 exercisable stock options.
(10)
Includes 4,360 exercisable stock options and 7,542 exercisable stock options.
(11)
Includes 3,116 shares held in the employee stock ownership plan, 19,353 shares of unvested restricted stock and 17,102 exercisable stock options.
(12)
Includes 3,117 shares held in the employee stock ownership plan, 15,353 shares of unvested restricted stock and 15,602 exercisable stock options.
(13)
Includes 2,128 shares held in the employee stock ownership plan, 7,128 shares of unvested restricted stock and 10,160 exercisable stock options.
(14)
Includes 2,269 shares held in the employee stock ownership plan, 16,628 shares of unvested restricted stock and 12,160 exercisable stock options.

Quorum

The presence in person or by proxy of holders of a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies.

Votes Required

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder: (i) to vote FOR ALL nominees proposed by the Board; (ii) to WITHHOLD for ALL nominees; or (iii) to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld. Plurality means that individuals who receive the highest number of votes cast are elected, up to the maximum number of directors to be elected at the annual meeting.

As to the ratification of the appointment of Wipfli LLP as our independent registered public accounting firm for the year ending December 31, 2024, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on the matter. The ratification of this matter shall be determined by a majority of the votes cast on the matter. Broker non-votes and abstentions will not affect the outcome of the vote.

As to the advisory, non-binding resolution with respect to the executive compensation as described in this Proxy Statement, a stockholder may: (i) vote FOR the resolution; (ii) vote AGAINST the resolution; (iii) or ABSTAIN from voting on the resolution. The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, is required for the approval of this non-binding resolution. Broker non-votes and abstentions will not affect the outcome of the vote. While this vote is required by law, it will neither be binding on us or our Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on us or our Board of Directors. However, the Compensation Committee and the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements.

Participants in the Affinity Bank Employee Stock Ownership Plan

If you participate in the Affinity Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a Vote Authorization Form for the ESOP that reflects all of the shares you may direct the trustees to vote on your behalf under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the proportionate interest of shares of our common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of our common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your ESOP Vote Authorization Form is May 15, 2024 at 11:59 p.m. Eastern time. The telephone and internet voting deadline for ESOP participants is also 11:59 p.m. Eastern time on May 15, 2024.

PROPOSAL I—ELECTION OF DIRECTORS

Our Board of Directors is comprised of eight members. Our Bylaws provide that directors are divided into three classes as nearly equal in number as possible, with one class of directors elected annually. Three directors have been nominated for election at the annual meeting to serve for a three-year period and until their respective successors shall have been elected and qualified. The Board of Directors has nominated William D. Fortson, Jr., Howard G. Roberts and Edward P. Stone to serve as directors for three-year terms. Each nominee is currently a director of Affinity Bancshares, Inc.

The following sets forth certain information regarding the nominees, the other current members of our Board of Directors, and executive officers who are not directors, including the terms of office of board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to any nominee) will be voted at the annual meeting for the election of the proposed nominees. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may determine. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between any nominee or continuing director and any other person pursuant to which such nominee or continuing director was selected. Age information is as of December 31, 2023, and term as a director includes service with Affinity Bank (formerly Newton Federal Bank).

With respect to directors and nominees, the biographies contain information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Board of Directors to determine that the person should serve as a director. Each director of Affinity Bancshares, Inc. is also a director of Affinity Bank.

Directors

The nominees for director are:

William D. Fortson, Jr. Mr. Fortson, age 82, has served as a director since 1998. Mr. Fortson has over 49 years’ experience in the automobile industry, and has been the owner of Ginn Motor Company, located in Covington, Georgia, since 1987. Mr. Fortson has also served as member/manager of Ginn Chrysler, Jeep, Dodge, LLC since 2009. Mr. Fortson has strong marketing, sales, and customer service assessment skills, as well as significant experience in employee development, training, and business management.

Howard G. Roberts. Mr. Roberts, age 76, has served as a director since 2016. Mr. Roberts is the former President and Chief Executive Officer of First Newton Bank in Covington, Georgia, having served in those positions from 1985 to 2000. Mr. Roberts is currently a real estate developer and private equity investor. Mr. Roberts’ banking background and leadership experience bring valuable insight in the areas of leadership, bank operations, credit evaluation and corporate governance.

Edward P. Stone. Mr. Stone, age 76, has served as a director since 2001. Mr. Stone has served as the President of Peoples Home Health, located in Pensacola, Florida, since 2008, the President of Peoples Home Medical, located in Covington Georgia, since 2009, and the President, owner and administrator of Longleaf Hospice LLC, located in Covington, Georgia, since 2011. He has been involved in the home healthcare industry since 1982. Mr. Stone’s experience gives him extensive insight into the challenges facing senior citizens and families who live in our market areas, as well as into matters related to small businesses and economic developments in our market area.

The following directors have terms ending following the fiscal year ending December 31, 2024:

Marshall L. Ginn. Mr. Ginn, age 70, has served as a director since 2004. Mr. Ginn has been a licensed real estate broker since 1996, and is an Associate Broker with RE/MAX Agents Realty, located in Covington, Georgia. Mr. Ginn assists in the purchase and sale of residential, commercial and industrial properties as well as raw land. Prior to joining RE/MAX, Mr. Ginn was co-founder of Medical Services South and founder of ELCO Medical, privately held corporations specializing in the marketing and sale of orthopedic implants and products. He has served as President of the East Metro Board of Realtors and Chairman of the Newton County Chamber of Commerce. Mr. Ginn brings the board of directors a unique perspective of the community in areas of economic development, residential housing and commercial opportunities.

Mark J. Ross. Mr. Ross, age 55, has served as a director since 2016. Mr. Ross is an attorney and former residential and commercial real estate developer. Since 2012, Mr. Ross has been the co-owner and Director of Right at Home of East Atlanta, a senior home care and staffing company located in Covington, Georgia. In his position, Mr. Ross focuses on business expansion, including marketing and quality improvement. Mr. Ross’ experience in small business and technology gives him extensive insight into local business and real estate matters, as well as the challenges facing senior citizens and families who live in our market areas.

The following directors have terms ending following the fiscal year ending December 31, 2025:

Edward J. Cooney. Mr. Cooney, age 56, has served as a director since January 2020. Mr. Cooney was appointed Affinity Bank’s Chief Executive Officer in January 2020 in connection with Affinity Bank’s acquisition of the former Affinity Bank, a Georgia-chartered bank (“Legacy Affinity Bank”), and was also appointed President in October 2022. Mr. Cooney formerly served as President and Director of Legacy Affinity Bank and its holding company, ABB Financial Group, Inc. Mr. Cooney has served as a Chief Financial Officer, Chief Credit Officer, and Senior Loan Officer during his career. He is a former Chairman of the Community Bankers Association of Georgia Board. He has been involved in the banking industry for over 30 years. He began his career working at a CPA firm that specialized in banking. Mr. Cooney received his BBA in 1990 from Stetson University in DeLand, Florida, where he also played on a nationally ranked baseball team. Mr. Cooney is a Certified Public Accountant licensed in the state of Georgia. Mr. Cooney’s position as Chief Executive Officer fosters clear accountability, effective decision-making, a clear and direct channel of communication from senior management to the full board of directors, and alignment on corporate strategy.

Robin S. Reich. Dr. Reich, age 66, has served as a director since March 2020. Dr. Reich has been the President of Reich Dental Center, with offices in Smyrna and Roswell, Georgia, since 1991. Dr. Reich has been a practicing dentist since 1984. Dr. Reich has also served as the President and a 12-year board member of the Georgia Dental Association and as the Chairman of the American Dental Association, and is currently a member of the Dental Entrepreneur Association, which is committed to understanding large dental group practices. Dr. Reich served as a director of ABB Financial Group, Inc. and Legacy Affinity Bank beginning in 2019. Dr. Reich’s business experience gives us direct knowledge of the challenges facing the dental practice customers we now service as the result of our acquisition of Legacy Affinity Bank, as well as insights into our expanded market area as the result of our acquisition of Legacy Affinity Bank.

Bob W. Richardson. Mr. Richardson, age 75, has served as a director since 1991. Mr. Richardson was a licensed pharmacist for 40 years until his retirement in 2010. He was the owner and manager of People’s Drug Store, located in Covington, Georgia, beginning in 1979. Mr. Richardson is also the co-owner of Taziki’s Mediterranean Cafe, located in Athens, Georgia, which opened in 2014. Mr. Richardson’s experience as a small business owner gives him extensive insight into the customers who live in our market areas and economic developments affecting the communities in which we operate, as well as the challenges facing small businesses in our market area.

Executive Officers Who are Not Directors

Clark N. Nelson, age 58, was appointed Affinity Bank’s Executive Vice President and Chief Credit Officer in January 2020 in connection with Affinity Bank’s acquisition of Legacy Affinity Bank. Mr. Nelson formerly served as Executive Vice President and Chief Credit Officer of Legacy Affinity Bank. He began his banking career within the commercial lending division of SunTrust Bank of Atlanta. Mr. Nelson was also employed by Community Trust Bank in Hiram, Georgia, as Senior Credit Officer. Prior to attending college later in life, he managed and then owned a sports memorabilia store in metropolitan Atlanta.

Elizabeth M. Galazka, age 59, was appointed Affinity Bank’s Executive Vice President of Lending in January 2020 in connection with Affinity Bank’s acquisition of Legacy Affinity Bank. Ms. Galazka was Senior Vice President of Commercial Lending at Legacy Affinity Bank, where she began her employment in 2005. Prior to her banking career, Ms. Galazka had 17 years of office management experience in the dental industry.

Brandi C. Pajot, age 47, was named Affinity Bank’s Chief Financial Officer in July 2022, having served as Chief Treasury and Risk Management Officer beginning in March 2020 after joining Affinity Bank in January 2020 in connection with Affinity Bank’s acquisition of Legacy Affinity Bank. Ms. Pajot became the Senior Vice President and Chief Financial Officer of Legacy Affinity Bank beginning in 2010, having begun employment with Legacy Affinity Bank in 2007. She began her banking career in 2000 and has experience with community and correspondent banks. Ms. Pajot is a Certified Public Accountant licensed in the state of Georgia.

Robert A. Vickers, age 43, was named Affinity Bank’s Chief Operations Officer in March 2020, and joined Affinity Bank in January 2020 in connection with Affinity Bank’s acquisition of Legacy Affinity Bank. Mr. Vickers became the Senior Vice President and Chief Operations Officer of Legacy Affinity Bank in 2019, having begun employment with Legacy Affinity Bank in 2008.

Board Independence

The Board of Directors has determined that each of our directors, with the exception of Chief Executive Officer Edward J. Cooney, is “independent” as defined in the listing standards of the Nasdaq Stock Market. Mr. Cooney is not independent because he is one of our executive officers. In determining the independence of our directors, the board of directors considered relationships between Affinity Bank and our directors that are not required to be reported under “—Transactions With Certain Related Persons,” below, consisting of deposit accounts that our directors maintain at Affinity Bank.

Board Leadership Structure and Risk Oversight

Our Board of Directors is chaired by William D. Fortson, Jr., who is an independent director. This ensures a greater role for the independent directors in the oversight of Affinity Bancshares, Inc. and Affinity Bank and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

To further assure effective independent oversight, the Board of Directors has adopted a number of governance practices, including:

•
a majority independent Board of Directors;

•
periodic meetings of the independent directors; and

•
annual performance evaluations of the President and Chief Executive Officer by the independent directors.

The Board of Directors recognizes that, depending on the circumstances, other leadership models might be appropriate. Accordingly, the Board of Directors periodically reviews its leadership structure.

The Board of Directors is actively involved in oversight of risks that could affect Affinity Bancshares, Inc. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors also satisfies this responsibility through reports by the committee chair of all board committees regarding the committees’ considerations and actions, through review of minutes of committee meetings and through regular reports directly from officers responsible for oversight of particular risks within Affinity Bancshares, Inc. Risks relating to the direct operations of Affinity Bank are further overseen by the Board of Directors of Affinity Bank, all of whom are the same individuals who serve on the Board of Directors of Affinity Bancshares, Inc. The Board of Directors of Affinity Bank also has additional committees that conduct risk oversight. All committees are responsible for the establishment of policies that guide management and staff in the day-to-day operation of Affinity Bancshares, Inc. and Affinity Bank such as lending, risk management, asset/liability management, investment management and others.

References to our Website Address

We use four website addresses: www.myaffinitybank.com, www.newtonfederal.com, www.FitnessBank.fit and www.leapfrogmortgage.com. References to our website addresses throughout this proxy statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules. These references are not intended to, and do not, incorporate the contents of our websites by reference into this proxy statement or the accompanying materials.

Delinquent Section 16(a) Reports

Our executive officers and directors and beneficial owners of greater than 10% of the outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on our review of ownership reports required to be filed for the year ended December 31, 2023, Director Bob W. Richardson filed a Form 5 on January 22, 2024 to report three purchases of shares of common stock, and we believe that no other executive officer, director or 10% beneficial owner of our shares of common stock failed to file ownership reports on a timely basis.

Code of Ethics for Senior Officers

Affinity Bancshares, Inc. has adopted a Code of Ethics for Senior Officers that applies to Affinity Bancshares, Inc.’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics for Senior Officers is available on our website at www.newtonfederal.com and can be accessed by clicking “About Us—Investor Relations” and then “Governance—Governance Documents.” Amendments to and waivers from the Code of Ethics for Senior Officers will also be disclosed on our website.

Attendance at Annual Meetings of Stockholders

Affinity Bancshares, Inc. does not have a written policy regarding director attendance at annual meetings of stockholders, although directors are expected to attend these meetings absent unavoidable scheduling conflicts. All of our then-current directors attended the 2023 Annual Meeting of Stockholders.

Communications with the Board of Directors

Any stockholder who wishes to contact our Board of Directors or an individual director may do so by writing to: Affinity Bancshares, Inc., P.O. Box 1037, Covington, Georgia 30015, Attention: Board of Directors. The letter should indicate that the sender is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board of Directors or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The Corporate Secretary may attempt to handle an inquiry directly (for example, where it is a request for information about Affinity Bancshares, Inc. or it is a stock-related matter). The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate. At each Board of Directors meeting, the Corporate Secretary shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the Directors on request.

Meetings and Committees of the Board of Directors

The business of Affinity Bancshares, Inc. is conducted at regular and special meetings of the Board of Directors and its committees. In addition, the “independent” members of the Board of Directors (as defined in the listing standards of the Nasdaq Stock Market) meet in executive sessions. The standing committees of the Board of Directors of Affinity Bancshares, Inc. are the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee.

Our Board of Directors has adopted a written charter for each of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee, which are available on our website at www.newtonfederal.com and can be accessed by clicking “About Us—Investor Relations” and then “Governance—Governance Documents.”

The Board of Directors of Affinity Bancshares, Inc. held 12 regular meetings and no special meetings during the year ended December 31, 2023. No member of the Board of Directors or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees on which he or she served (during the periods that he or she served).

Audit Committee. The Audit Committee is comprised of Directors Fortson, Richardson, Ross and Stone, each of whom is “independent” in accordance with applicable Securities and Exchange Commission rules and Nasdaq listing standards. Mr. Stone serves as chair of the Audit Committee. The Audit Committee does not have an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules. The Board of Directors does not believe it is necessary to have such a person on the Audit Committee because each Audit Committee member has the ability to analyze and evaluate our financial statements as well as an understanding of the Audit Committee’s functions. In addition, each Audit Committee member has assessed the finances and financial reporting of his own business.

As more fully described in the Audit Committee Charter, the Audit Committee reviews the financial records and affairs of Affinity Bancshares, Inc. and monitors adherence in accounting and financial reporting to accounting principles generally accepted in the United States of America. The Audit Committee met five times during the year ended December 31, 2023.

Compensation Committee. The Compensation Committee is comprised of Directors Fortson, Stone, Richardson and Roberts. Mr. Fortson serves as chair of the Compensation Committee. No member of the Compensation Committee is a current or former officer or employee of Affinity Bancshares, Inc. or Affinity Bank. The Compensation Committee met twice during the year ended December 31, 2023.

With regard to compensation matters, the Compensation Committee’s primary purposes are to discharge the Board’s responsibilities relating to the compensation of the Chief Executive Officer and other executive officers, to oversee Affinity Bancshares, Inc.’s compensation and incentive plans, policies and programs, and to oversee Affinity Bancshares, Inc.’s management development and succession plans for executive officers. Affinity Bancshares, Inc.’s Chief Executive Officer will not be present during any committee deliberations or voting with respect to his or her compensation. The Compensation Committee may form and delegate authority and duties to subcommittees as it deems appropriate.

During the year ended December 31, 2023, the Compensation Committee did not utilize the assistance of any compensation consultants.

The Compensation Committee operates under a written charter which is available on our website at www.newtonfederal.com and can be accessed by clicking “About Us—Investor Relations” and then “Governance—Governance Documents.” This charter sets forth the responsibilities of the Compensation Committee and reflects the Compensation Committee’s commitment to create a compensation structure that encourages the achievement of long-range objectives and builds long-term value for our stockholders.

The Compensation Committee considers a number of factors in their decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers, the overall performance of Affinity Bancshares, Inc. and a peer group analysis of compensation paid at institutions of comparable size and complexity. The Compensation Committee also considers the recommendations of the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of independent directors who are not up for re-election, and is comprised of Directors Ginn, Reich, Richardson, and Ross. Mr. Richardson serves as chair of the Nominating and Corporate Committee. The Nominating and Corporate Governance Committee met once during the year ended December 31, 2023.

The Nominating and Corporate Governance Committee operates under a written charter which is available on our website at www.newtonfederal.com and can be accessed by clicking “About Us—Investor Relations” and then “Governance—Governance Documents.”

As more fully described in its charter, the Nominating and Corporate Governance Committee assists the Board of Directors in identifying qualified individuals to serve as Board members, in determining the composition of the Board of Directors and its committees, in developing, recommending and overseeing a process to assess Board effectiveness and in developing and recommending the Company’s corporate governance guidelines. The Nominating and Corporate Governance Committee also considers and recommends the nominees for director to stand for election at the Company’s annual meeting of stockholders.

Nominating and Corporate Governance Committee Procedures

It is the policy of the Nominating and Corporate Governance Committee of the Board of Directors to consider director candidates recommended by stockholders who appear to be qualified to serve on the Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Diversity Considerations. The Board of Directors does not have a formal policy or specific guidelines regarding diversity among board members. However, the Board of Directors seeks members who represent a mix of backgrounds that will reflect the diversity of our stockholders, employees, and customers, and experiences that will enhance the quality of the Board of Directors’ deliberations and decisions. As the holding company for a community bank, the Board of Directors also seeks directors who can continue to strengthen Affinity Bank’s position in its community and can assist Affinity Bank with business development through business and other community contacts.

Process for Identifying and Evaluating Nominees; Director Qualifications. The Board of Directors considers the following criteria in evaluating and selecting candidates for nomination:

•
Contribution to Board – Affinity Bancshares, Inc. endeavors to maintain a Board of Directors that possesses a wide range of abilities. Thus, the Board of Directors will assess the extent to which the candidate would contribute to the range of talent, skill and expertise appropriate for the Board of Directors. The Board of Directors will also take into consideration the number of public company boards of directors, other than Affinity Bancshares, Inc.’s, and committees thereof, on which the candidate serves. The Board of Directors will consider carefully the time commitments of any candidate who would concurrently serve on the boards of directors of more than two public companies other than Affinity Bancshares, Inc., it being the policy of Affinity Bancshares, Inc. to limit public company directorships to two companies other than Affinity Bancshares, Inc.

•
Experience – Affinity Bancshares, Inc. is the holding company for an insured depository institution. Because of the complex and heavily regulated nature of Affinity Bancshares, Inc.’s business, the Board of Directors will consider a candidate’s relevant financial, regulatory and business experience and skills, including the candidate’s knowledge of the banking and financial services industries, familiarity with the operations of public companies and ability to read and understand fundamental financial statements, as well as real estate and legal experience.

•
Familiarity with and Participation in Local Community – Affinity Bancshares, Inc. is a community-orientated organization that serves the needs of local consumers and businesses. In connection with the local character of Affinity Bancshares, Inc.’s business, the Board of Directors will consider a candidate’s familiarity with Affinity Bancshares, Inc.’s market area (or a portion thereof), including without limitation the candidate’s contacts with and knowledge of local businesses operating in Affinity Bancshares, Inc.’s market area, knowledge of the local real estate markets and real estate professionals, experience with local governments and agencies and political activities, and participation in local business, civic, charitable or religious organizations.

•
Integrity – Due to the nature of the financial services provided by Affinity Bancshares, Inc. and its subsidiaries, Affinity Bancshares, Inc. is in a special position of trust with respect to its customers. Accordingly, the integrity of the Board of Directors is of utmost importance to developing and maintaining customer relationships. In connection with upholding that trust, the Board of Directors will consider a candidate’s personal and professional integrity, honesty and reputation, including, without limitation, whether a candidate or any entity controlled by the candidate is or has in the past been subject to any regulatory orders, involved in any regulatory or legal action, or been accused or convicted of a violation of law, even if such issue would not result in disqualification for service under Affinity Bancshares, Inc.’s Bylaws.

•
Stockholder Interests and Dedication – A basic responsibility of directors is the exercise of their business judgment to act in what they reasonably believe to be in the best long-term interests of Affinity Bancshares, Inc. and its stockholders. In connection with such obligation, the Board of Directors will consider a candidate’s ability to represent the best long-term interests of Affinity Bancshares, Inc. and its stockholders, including past service with Affinity Bancshares, Inc. or Affinity Bank and contributions to their operations, the candidate’s experience or involvement with other local financial services companies, the potential for conflicts of interests with the candidate’s other pursuits, and the candidate’s ability to devote sufficient time and energy to diligently perform his or her duties, including the candidate’s ability to personally attend board and committee meetings.

•
Independence – The Board of Directors will consider the absence or presence of material relationships between a candidate and Affinity Bancshares, Inc. (including those set forth in applicable listing standards) that might impact objectivity and independence of thought and judgment. In addition, the Board of Directors will consider the candidate’s ability to serve on any Board committees that are subject to additional regulatory requirements (e.g. Securities and Exchange Commission regulations and applicable listing standards). If Affinity Bancshares, Inc. should adopt independence standards other than those set forth in the Nasdaq Stock Market listing standards, the Board of Directors will consider the candidate’s potential independence under such other standards.

•
Gender and Ethnic Diversity – Affinity Bancshares, Inc. understands the importance and value of gender and ethnic diversity on a Board of Directors and will consider highly qualified women and individuals from minority groups to include in the pool from which candidates are chosen.

•
Additional Factors – The Board of Directors will also consider any other factors it deems relevant to a candidate’s nomination, including the extent to which the candidate helps the Board of Directors reflect the diversity of Affinity Bancshares, Inc.’s stockholders, employees, customers and communities. The Board of Directors also may consider the current composition and size of the Board of Directors, the balance of management and independent directors, and the need for audit committee expertise.

The Board of Directors identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service, including the current members’ board and committee meeting attendance and performance, length of board service, experience and contributions, and independence. Current members of the Board of Directors with skills and experience that are relevant to Affinity Bancshares, Inc.’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If there is a vacancy on the Board of Directors because any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board of Directors would determine the desired skills and experience of a new nominee (including a review of the skills set forth above), may solicit suggestions for director candidates from all board members and may engage in other search activities.

During the year ended December 31, 2023, the Nominating and Corporate Governance Committee did not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director.

The Board of Directors may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at P.O. Box 1037, Covington, Georgia 30015. The Board of Directors has adopted a procedure by which stockholders may recommend nominees to the Board of Directors. Stockholders who wish to recommend a nominee must write to Affinity Bancshares, Inc.’s Corporate Secretary and such communication must include:

•
A statement that the writer is a stockholder and is proposing a candidate for consideration by the Board of Directors;

•
The name and address of the stockholder as they appear on Affinity Bancshares, Inc.’s books, and of the beneficial owner, if any, on whose behalf the nomination is made;

•
The class or series and number of shares of Affinity Bancshares, Inc.’s capital stock that are owned beneficially or of record by such stockholder and such beneficial owner;

•
A description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder;

•
A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the nominee named in the stockholder’s notice;

•
The name, age, personal and business address of the candidate and the principal occupation or employment of the candidate;

•
The candidate’s written consent to serve as a director;

•
A statement of the candidate’s business and educational experience and all other information relating to such person that would indicate such person’s qualification to serve on Affinity Bancshares, Inc.’s Board of Directors; and

•
Such other information regarding the candidate or the stockholder as would be required to be included in Affinity Bancshares, Inc.’s proxy statement pursuant to Securities and Exchange Commission Regulation 14A.

To be timely, the submission of a candidate for director by a stockholder must be received by the Corporate Secretary at least 120 days prior to the anniversary date of the proxy statement relating to the preceding year’s annual meeting of stockholders. If (i) less than 90 days’ prior public disclosure of the date of the meeting is given to stockholders and (ii) the date of the annual meeting is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the preceding year’s annual meeting, a stockholder’s submission of a candidate shall be timely if delivered or mailed to and received by the Corporate Secretary of Affinity Bancshares, Inc. no later than the 10th day following the day on which public disclosure (by press release issued through a nationally recognized news service, a document filed with the Securities and Exchange Commission, or on a website maintained by Affinity Bancshares, Inc.) of the date of the annual meeting is first made.

Submissions that are received and that satisfy the above requirements are forwarded to the Board of Directors for further review and consideration, using the same criteria to evaluate the candidate as it uses for evaluating other candidates that it considers.

There is a difference between the recommendations of nominees by stockholders pursuant to this policy and a formal nomination (whether by proxy solicitation or in person at a meeting) by a stockholder. Stockholders have certain rights under applicable law with respect to nominations, and any such nominations must comply with applicable law and provisions of the Bylaws of Affinity Bancshares, Inc. See “Stockholder Proposals and Nominations.”

Audit Committee Report

The Audit Committee has issued a report that states as follows:

• We have reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2023.

• We have discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board Auditing Standard.

• We have received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Affinity Bancshares, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

William D. Fortson, Jr.

Bob W. Richardson

Mark J. Ross

Edward P. Stone (Chairman)

Transactions With Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from such prohibition for loans made by federally insured financial institutions, such as Affinity Bank, to their executive officers and directors in compliance with federal banking regulations. Federal regulations permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees. Affinity Bank makes loans to its employees through an employee loan program pursuant to which loans are made at a reduced rate. The reduced rate is 0.50% below the interest rate offered to the public. Employees also receive a 50% discount on loan origination fees.

No directors or executive officers of Affinity Bank participated in the employee loan program during the years ended December 31, 2023 or 2022.

At the time of termination of employment with Affinity Bank, the interest rate will be adjusted to the non-employee interest rate.

These loans neither involve more than the normal risk of collection nor present other unfavorable features. Loans made to directors or executive officers, including any modification of such loans, must be approved by a majority of disinterested members of the board of directors. The interest rate on loans to directors and officers is the same as that offered to other employees.

Since January 1, 2022, except for loans to executive officers made in the ordinary course of business that were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Affinity Bank and for which management believes neither involve more than the normal risk of collection nor present other unfavorable features, we and our subsidiary have not had any transaction or series of transactions, or business relationships, nor are any such transactions or relationships proposed, in which the amount involved exceeds $120,000 and in which our directors or executive officers have a direct or indirect material interest.

Pursuant to our Policy and Procedures for Approval of Related Person Transactions, the Audit Committee periodically reviews, no less frequently than twice a year, a summary of transactions in excess of $25,000 with our directors, executive officers, and their family members, for the purpose of determining whether the transactions are within our policies and should be ratified and approved. Additionally, pursuant to our Code of Business Conduct and Ethics, all of our executive officers and directors must disclose any personal or financial interest in any matter that comes before Affinity Bancshares, Inc.

Executive Compensation

The following table sets forth for the years ended December 31, 2023 and 2022 certain information as to the total remuneration paid by Affinity Bank to Edward J. Cooney, our President and Chief Executive Officer, and our two other most highly compensated executive officers for the year ended December 31, 2023. Each individual listed in the table below is referred to as a “named executive officer.”

Summary Compensation Table
Name and principal position	Year Ended December 31,	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	All Other Compensation (4)	Total
Edward J. Cooney, President & Chief Executive Officer	2023	$432,200	$69,000	$106,560	$26,125	$72,074	$705,959
	2022	390,032	45,000	439,560	232,920	81,537	1,189,049
Elizabeth M. Galazka, Executive Vice President of Lending	2023	275,000	45,500	43,470	88,725	33,997	486,692
	2022	263,000	38,000	148,500	30,525	54,544	534,569
Clark N. Nelson, Executive Vice President and Chief Credit Officer	2023	275,000	65,334	101,430	95,018	48,074	584,855
	2022	263,000	38,000	148,500	30,525	53,966	533,991

________________

(1)
Represents discretionary cash bonuses paid for the applicable period. For the year ended December 31, 2023, includes a $5,334 20-year service award for Mr. Nelson.
(2)
Reflects the aggregate grant date fair value of restricted stock grated during the applicable year. The assumptions used in the valuation of these awards are included in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission.
(3)
Reflects the aggregate grant date fair value of option awards granted during the applicable year. The value is the amount recognized for financial statement reporting purposes in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in the valuation of these awards are included in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission.
(4)
A break-down of the various elements of compensation in this column for the year ended December 31, 2023 is set forth in the following table:

	All Other Compensation
Name	Life Insurance Premiums	Medical and Dental Insurance Premiums	401(k) Match	Director Fees	Automobile Allowance	Club Dues	Employee Stock Ownership Plan	Total All Other Compensation
Edward J. Cooney	$1,290	$13,715	$11,156	$19,250	$—	$11,025	$15,638	$72,074
Elizabeth M. Galazka	1,290	—	8,875	—	10,800	—	13,032	33,997
Clark N. Nelson	1,290	13,715	9,625	—	10,400	—	13,044	48,074

Employment Agreements. Affinity Bancshares, Inc. and Affinity Bank have entered into employment agreements with named executive officers.

The employment agreements with Messrs. Cooney and Nelson have terms of three years. The employment agreement with Ms. Galazka has a term of two years. Each year, the boards of directors of Affinity Bancshares, Inc. and Affinity Bank may renew the terms of the employment agreements for another year so that they again become a three-year term (in the case of Messrs. Cooney and Nelson) or a two-year term (in the case of Ms. Galazka). If Affinity Bancshares, Inc. or Affinity Bank enters into a transaction that would constitute a “change in control” under the agreements, the terms of the agreements will automatically extend to three years (in the case of Messrs. Cooney and Nelson) and two years (in the case of Ms. Galazka) from the effective date of the change in control. The current terms of the employment agreements with Messrs. Cooney and Nelson expire on August 31, 2026 and the current terms of the employment agreement with Ms. Galazka expires on August 31, 2025.

Under the employment agreements, the current annual base salaries for Messrs. Cooney and Nelson and Ms. Galazka are $425,000, $275,000 and $275,000, respectively. Each executive officer’s base salary will be reviewed at least annually to determine whether an increase is appropriate. In addition to base salary, the executives are entitled to participate in bonus and incentive programs and benefit plans available to management employees and will be reimbursed for all reasonable business expenses incurred. Mr. Cooney is provided with an automobile and each of Mr. Nelson and Ms. Galazka has an automobile allowance.

Under the employment agreements, if Affinity Bancshares, Inc. or Affinity Bank terminates the executive’s employment for “cause,” as that term is defined in the employment agreements, the executive will not receive any compensation or benefits after the termination date other than compensation and benefits that have accrued through the date of the termination. If Affinity Bancshares, Inc. or Affinity Bank terminates the executive’s employment without cause or if the executive terminates employment for “good reason,” as that term is defined in the employment agreements, Affinity Bancshares, Inc. or Affinity Bank will pay the executive an amount equal to the greater of (i) the base salary or (ii) the average monthly compensation (as defined in the agreement) that would be due to the executive for the remaining term of the agreement. The payment will be made in a lump sum within five days of the executive’s termination. If the termination of employment occurs during the term of the employment agreement but following a change in control, the executive will receive a payment equal to three times (in the case of Messrs. Cooney and Nelson) or two times (in the case of Ms. Galazka) the average base salary, bonus and profit sharing contributions paid or provided to the executive officer during the calendar year immediately preceding the change in control or, if greater, the annualized base salary, bonus and profit sharing contributions. The payment will be made in a lump sum within five days following the termination of employment.

The employment agreements also contain certain post-employment obligations (non-competition and non-solicitation) that may apply for 24 months following a termination of employment depending on the nature of the termination.

Supplemental Executive Retirement Plan. In connection with its acquisition of Legacy Affinity Bank, Affinity Bank has assumed the obligations of the Supplemental Executive Retirement Plan, dated January 2, 2019, between Legacy Affinity Bank and Mr. Cooney (the “SERP”). Under the SERP, Mr. Cooney, upon separating from service is entitled to a monthly benefit equal to $8,333.33. The normal retirement benefit would commence on the first day of the second month following the later of (i) his normal retirement age (age 65) or (ii) his separation from service. The benefit is payable monthly and continues for Mr. Cooney’s lifetime (with a guarantee of 180 monthly payments). If Mr. Cooney dies while in service or prior to benefit payments commencing under the SERP, his beneficiary will receive a lump sum benefit equal to the present value of his normal retirement benefit (assuming a payment stream of 180 monthly payments). If Mr. Cooney dies after benefit payments commence under the SERP, but prior to receiving 180 monthly payments, his beneficiary will receive a lump sum payment equal to the present value of the remaining payments that would have been made had Mr. Cooney received 180 payments. Mr. Cooney fully vested in the benefits provided under the SERP as a result of the change in control of legacy Affinity Bank.

Outstanding Equity Awards at Fiscal Year End. The following table sets forth information with respect to outstanding equity awards as of December 31, 2023 for the Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
	Option awards				Stock awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable	Option exercise price	Option expiration date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)
Edward J. Cooney	24,483	16,322	$7.77	April 30, 2030	36,201	$578,130
	13,334	26,666	14.85	July 1, 2032
		5,000	14.40	March 21, 2033
Elizabeth M. Galazka	13,602	9,068	7.77	April 30, 2030	19,352	309,051
	1,000	4,000	14.85	July 1, 2032
		5,000	14.40	March 21, 2033
		10,000	14.49	November 16, 2033
Clark N. Nelson	13,602	9,068	7.77	April 30, 2030	15,352	245,171
	1,000	4,000	14.85	July 1, 2032
		7,500	14.40	March 21, 2033
		10,000	14.49	November 16, 2023

__________________

(1)
Based on a closing price of Affinity Bancshares, Inc.’s common stock of $15.97 as of December 31, 2023.

Equity Incentive Plans. We currently maintain two equity incentive plans, the 2018 Equity Incentive Plan and the 2022 Equity Incentive Plan. The Equity Incentive Plans allow us to provide officers, employees and directors of Affinity Bancshares, Inc. and its subsidiaries, including Affinity Bank, with additional incentives to promote the growth and performance of Affinity Bancshares, Inc. The plans permit grants of restricted stock awards, restricted units, incentive stock options and non-qualified stock options. As of December 31, 2023, there were no shares available for the grant of stock options restricted stock, and restricted stock units under the 2018 Equity Incentive Plan. As of that date, there were 20,126 shares currently available for the grant of stock options and no shares available for the grant of restricted stock and restricted stock units under the 2022 Equity Incentive Plan.

401(k) Plan. Affinity Bank maintains a 401(k) Profit Sharing Plan, a tax-qualified defined contribution plan for eligible employees (the “401(k) Plan”). The named executive officers are eligible to participate in the 401(k) Plan just like other employees. An employee must complete three months of service to be eligible to participate in the 401(k) Plan.

Under the 401(k) Plan, a participant may elect to defer, on a pre-tax basis, the maximum amount as permitted by the Internal Revenue Code. For 2024, the salary deferral contribution limit is $23,000, provided, however, that a participant over age 50 can contribute an additional $7,500 to the 401(k) Plan for a total of $30,500. In addition to salary deferral contributions, Affinity Bank may make discretionary matching contributions to the 401(k) Plan. Affinity Bank made a matching contribution to the 401(k) Plan for the plan year ended December 31, 2023. A participant is always 100% vested in his or her salary deferral contributions. Matching contributions vest 100% after three years of participant’s service with Affinity Bank. Generally, unless the participant elects otherwise, the participant’s account balance will be distributed as a result of the participant’s termination of employment. Expense recognized in connection with the 401(k) Plan totaled $223,000 for the fiscal year ended December 31, 2023.

Employee Stock Ownership Plan. Affinity Bank maintains a tax-qualified employee stock ownership plan. Eligible employees, including named executive officers upon the first entry date commencing on or after the eligible employee’s completion of one year of service and attainment of age 21.

Following the completion of the mutual-to-stock conversion of Community First Bancshares, MHC, the employee stock ownership plan held 558,253 shares of Affinity Bancshares, Inc. common stock, funded by a loan from Affinity Bancshares, Inc. The trustee holds the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares are released from the suspense account on a pro-rata basis as we repay the loan. The shares released are allocated among the participants’ accounts on the basis of each participant’s proportional share of compensation. A participant will become 100% vested in his or her account balance after three years of service. Participants also will become fully vested automatically upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan.

Life Insurance Coverage. Affinity Bank provides life insurance to certain of its employees, including the named executive officers. The death benefits for Messrs. Cooney and Nelson and Ms. Galazka are currently $300,000 (two times current salary with a maximum). Affinity Bank has also entered into a death-benefit only agreement with Mr. Cooney that will pay a death benefit to his beneficiary in the event of death while employed in the amounts of two times base salary. Affinity Bank has also entered into an individual split dollar life insurance agreement with Mr. Nelson. Under the agreement, Mr. Nelson’s beneficiary is entitled to share in the proceeds under a life insurance policy owned by Affinity Bank in the event he dies prior to age 65. His beneficiary is not entitled to any death benefit if his death occurs after the termination of his employment for cause. The death benefit payable to the beneficiary equals to the lesser of $500,000 or the net-at-risk insurance portion of the proceeds (which is the difference between the cash surrender value of the policy and the total proceeds payable under the policy upon the death of the insured).

Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Securities and Exchange Commission Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our Principal Executive Officer (“PEO”) and to our Non-PEO NEOs and certain financial performance of the Company. Compensation actually paid, as determined under Securities and Exchange Commission requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO NEOs (2)	Average Compensation Actually Paid to Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On Total Shareholder Return	Net Income
2023	$705,959	$658,528	$535,773	$544,654	$106	$6,448,000
2022	1,189,049	1,217,255	534,280	538,229	98	7,134,000
2021	25,358	714,885	318,300	471,613	156	7,573,000

_______________

(1)
The PEO for each of 2023, 2022 and 2021 is Mr. Cooney.
(2)
The non-PEO named executive officers for 2023 and 2002 are Ms. Galazka and Mr. Nelson and for 2021 are Ms. Galazka, Mr. Nelson, and Mr. Proffitt.
(3)
The dollar amounts reported represent the "compensation actually paid," or CAP, to the PEO and the Non-PEO, NEOs, respectively as computed in accordance with Item 402(v) of Securities and Exchange Commission Regulation S-K The dollar amounts do not reflect the actual amount of compensation earned by or paid to the PEO or the Non-PEO NEOs.

For 2022 to 2023, the compensation actually paid to our PEO and the average of the compensation actually paid to the other Non-PEO NEOs decreased by 47% and 1%, respectively, compared to a 8% decrease in our TSR and a 10% decrease in net income over the same time horizon. For 2021 to 2022, the compensation actually paid to our PEO and the average of the compensation actually paid to the other Non-PEO NEOs increased by 71% and 14%, respectively, compared to a 56% decrease in our TSR and a 6% decrease in net income over the same time horizon.

Compensation actually paid for each of the years presented in the table, as calculated in accordance with Securities and Exchange Commission regulations and presented in the Summary Compensation Table (“SCT”), was as follows:

	2023		2022		2021
	PEO	Average Non-PEO NEO	PEO	Average Non-PEO NEO	PEO	Average Non-PEO NEO
Total compensation as reported in SCT	$705,959	$535,773	$1,189,049	$534,280	$425,358	$534,280
Fair value of equity awards granted during fiscal year	(132,685)	(164,321)	(672,480)	(179,025)	—	—
Fair value of equity compensation granted in current year at year end	149,468	187,698	697,120	184,445	—	—
Dividends paid on unvested shares/share units	—	—	—	—	—	—
Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	18,593	11,735	767	734	259,513	139,678
Change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	(82,807)	(13,102)	2,799	1,555	30,014	18,374
Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—	(13,129)	—	(3,760)	—	(4,739)
Compensation Actually Paid	$658,528	$544,654	$1,217,255	$538,229	$714,885	$687,593

Directors’ Compensation

The following table sets forth for the year ended December 31, 2023 certain information as to the total remuneration we paid to our directors. Mr. Cooney received directors fees of $19,250 for the year ended December 31, 2023, which is included in All Other Compensation in the Summary Compensation Table.

Director Compensation Table For the Year ended December 31, 2023
Name	Fees Earned or Paid in Cash	Stock Awards (1)	Options Awards (2)	Nonqualified Deferred Compensation Earnings (3)	Total
William D. Fortson, Jr.	$43,350	$14,490	$30,220	$16,783	$104,843
Marshall L. Ginn	21,600	14,490	30,220	63,111	129,421
Robin S. Reich	21,000	14,490	30,220	—	65,710
Bob W. Richardson	22,350	14,490	30,220	41,435	108,495
Howard G. Roberts	21,300	14,490	30,220	—	66,010
Mark J. Ross	21,750	14,490	30,220	—	66,460
Edward P. Stone	21,750	14,490	30,220	14,127	80,587

___________________

(1)
Reflects the aggregate grant date fair value of restricted stock grated during the applicable year. The assumptions used in the valuation of these awards are included in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission.
(2)
Reflects the aggregate grant date fair value of option awards granted during the applicable year. The value is the amount recognized for financial statement reporting purposes in accordance with Topic 718. The assumptions used in the valuation of these awards are included in Note 11 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission.
(3)
Reflects above-market earnings under the Directors’ Deferred Compensation Plan, described below.

As of December 31, 2023, each of Directors Fortson, Ginn, Richardson, Roberts, Ross and Stone held 5,542 shares of unvested restricted stock, 15,498 vested stock options and 16,749 unvested stock options. As of December 31, 2023, Director Reich held 4,360 shares of unvested restricted stock, 7,542 vested stock options and 17,026 unvested stock options.

Director Fees. Directors of Affinity Bancshares, Inc. currently only earn fees in his or her capacity as a board or committee member of Affinity Bank. Directors of Affinity Bank earn an annual fee of $21,000, and our chairman receives an additional chairman fee of $21,000 per year. Directors currently receive fees of $150 per meeting for service on the Audit, Compensation, and Asset/Liability Management Committees.

Directors’ Deferred Compensation Plan. Affinity Bank sponsors a deferred compensation plan under which eligible directors were previously able to defer the receipt of compensation that otherwise would have been payable to them for their service as a director. Effective June 30, 2015, the plan has been frozen with respect to further deferral contributions and any new participants. However, directors who previously deferred compensation under the plan maintain a benefit under the plan until the deferred compensation is distributed to them in accordance with their previous elections and the terms of the plan. Until their benefits are distributed under the plan, the deferred compensation will be credited with earnings, compounded quarterly, at a rate equal to the average pre-tax return for the immediately preceding ten-year period on shares in the Vanguard Balanced Index Fund Admiral Shares, as published in the fund’s annual report for December 31 of the immediately preceding calendar year.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of Affinity Bancshares, Inc. has approved the engagement of Wipfli LLP to be our independent registered public accounting firm for the year ending December 31, 2024, subject to the ratification of the engagement by our stockholders. At the annual meeting, stockholders will consider and vote on the ratification of the Audit Committee’s engagement of Wipfli LLP for the year ending December 31, 2024. A representative of Wipfli LLP is expected to be available during the annual meeting and may respond to appropriate questions and make a statement if he or she so desires.

Even if the engagement of Wipfli LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of Affinity Bancshares, Inc. and its stockholders.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Wipfli LLP during the years ended December 31, 2023 and 2022.

Audit Fees. Audit Fees include aggregate fees billed for professional services for the audit of the annual consolidated financial statements for the years ended December 31, 2023 and 2022, the limited reviews of quarterly condensed consolidated financial statements included in periodic reports filed with the Securities and Exchange Commission during those periods, including out of pocket expenses.

	Year ended December 31, 2023	Year ended December 31, 2022

Audit Fees	$181,000	$198,250
Audit-Related Fees	3,125	876
Tax Fees	1,200	1,050
Total Fees	$185,325	$200,176

Tax Fees. Tax Fees include fees billed for professional services related to tax services rendered during the years ended December 31, 2023 and 2022.

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax services and public company status, was compatible with maintaining the independence of Wipfli LLP. The Audit Committee concluded that performing such services did not affect the independence of Wipfli LLP in performing its function as our independent registered public accounting firm.

The Audit Committee’s current policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee pre-approved 100% of audit-related fees and tax fees billed and paid during the years ended December 31, 2023 and 2022, as indicated in the table above.

The Board of Directors recommends a vote “FOR” the ratification of Wipfli LLP as independent registered public accounting firm for the year ending December 31, 2024.

PROPOSAL III—ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our President and Chief Executive Officer and our two other most highly compensated executive officers (“Named Executive Officers”) is described in “Executive Compensation.” Stockholders are urged to read this section of the Proxy Statement, which discusses our compensation policies and procedures with respect to our Named Executive Officers.

Stockholders will be asked at the annual meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

“RESOLVED, that the compensation paid to Affinity Bancshares, Inc.’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on our Board of Directors. Although non-binding, our Board of Directors and our Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourage all stockholders to vote their shares on this matter. Our Board of Directors and our Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

The Board of Directors unanimously recommends that you vote “FOR” the resolution set forth in Proposal III.

STOCKHOLDER PROPOSALS AND NOMINATIONS

The Company’s Bylaws generally provide that any stockholder desiring to make a proposal for new business at a meeting of stockholders or to nominate one or more candidates for election as directors at a meeting of stockholders must have given timely notice thereof in writing to the Secretary of the Company. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the board of directors, our Secretary must receive written notice not earlier than the 100th day nor later than the 90th day prior to the anniversary of the prior year’s annual meeting; provided, however, that in the event the date of the annual meeting is advanced more than 30 days prior to the anniversary of the preceding year’s annual meeting, then, to be timely, notice by the stockholder must be so received no earlier than the day on which public disclosure of the date of such annual meeting is first and made not later than the tenth day following the earlier of the day notice of the meeting was mailed to stockholders or such public announcement was made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include: (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on our Board of Directors; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of our Bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor rule or regulation; and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.

The 2025 annual meeting of stockholders is expected to be held May 22, 2025. Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no later than February 21, 2025 and no earlier than February 11, 2024. If notice is received after February 21, 2025 or earlier than February 11, 2025, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

Failure to comply with these advance notice requirements will preclude such new business or nominations from being considered at the meeting.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal or nomination is received.

In order to be eligible for inclusion in the proxy materials for our 2025 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Affinity Bancshares, Inc.’s executive office, 3175 Highway 278, Covington, Georgia 30014, no later than December 13, 2024, which is 120 days prior to the first anniversary of the date we expect to mail these proxy materials. If the date of the 2025 Annual Meeting of Stockholders is changed by more than 30 days, any stockholder proposal must be received at a reasonable time before we print or mail proxy materials for such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

In order to solicit proxies in support of director nominees other than the Company’s nominees for our 2025 Annual Meeting of Stockholders, a person must provide notice postmarked or transmitted electronically to our executive office, 3175 Highway 278, Covington, Georgia 30014, or AFBI@myaffinitybank.com, no later than March 24, 2025. Any such notice and solicitation will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the annual meeting, it is intended that the Board of Directors, as holders of the proxies, will act as determined by a majority vote.

MISCELLANEOUS

A COPY OF AFFINITY BANCSHARES, INC.’S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2023 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, P.O. BOX 1037, COVINGTON, GEORGIA 30015 (REGULAR MAIL), OR 3175 Highway 278, Covington, Georgia 30014 (OVERNIGHT DELIVERY) OR BY CALLING (770) 786-7088.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

Affinity Bancshares, Inc.’s Proxy Statement, including the Notice of the Annual Meeting of Stockholders, and the 2023 Annual Report are each available on the Internet at https://www.cstproxy.com/affinitybancshares/2024.

By Order of the Board of Directors
Brandi C. Pajot Corporate Secretary

Covington, Georgia

April 12, 2024

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet or Telephone - QUICK  EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, AFFINITY BANCSHARES, INC. signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 24, 2023. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – To participate in the meeting, visit https://www.cstproxy.com/ affinitybancshares/2023, and enter the 12 digit control number included on your proxy card. You may register for the meeting as early as 10:00 a.m. on May 20, 2023. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the meeting, as described in the proxy statement. PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PROXY  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS 1, 2 AND 3, AND FOR “ONE YEAR” FOR PROPOSAL 4. 1. Election of Directors (1) Edward J. Cooney (three-year term) (2) Robin S. Reich (three-year term) (3) Bob W. Richardson (three-year term) FOR WITHHOLD FOR ALL EXCEPT FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN INSTRUCTION: To withhold your vote for one or more nominees, mark “For All Except” and write the name(s) of the nominee(s) on the line(s) below: ONE YEAR TWO YEARS THREE YEARS ABSTAIN such other business as may properly come before the Annual Meeting. Check Box if you plan to attend Annual Meeting The undersigned hereby acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meet- ing, a Proxy Statement dated April 14, 2023 and audited financial statements. CONTROL NUMBER Signature Signature, if held jointly Date , 2023 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign, but only one signature is required. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials Affinity Bancshares, Inc.’s proxy statement, including the notice of the annual meeting of stockholders, and the 2022 annual report to stockholders are each available on the internet at: https://www.cstproxy.com/affinitybancshares/2023  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AFFINITY BANCSHARES, INC. The undersigned hereby appoints the official proxy committee, consisting of all members of the Board of Directors who are not standing for election at the Annual Meeting, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held exclusively in a live webcast on May 23, 2024 at 10:00 a.m. local time. To participate in the meeting, visit https://www.cstproxy.com/affinitybancshares/2023, and enter the 12 digit control number included on your proxy card. You may register for the meeting as early as 10:00 a.m. on May 20, 2023. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the meeting, as described in the proxy statement. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as indicated below. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSALS 1, 2 AND 3, AND FOR THE “ONE YEAR” OPTION FOR PROPOSAL 4. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. (Continued, and to be marked, dated and signed, on the other side)